Exhibit 99.1

pingtan marine enterprise Reports FINANCIAL RESULTS

for the fourth quarter and year-ended December 31, 2014

Company to Hold Conference Call on Wednesday, March 11, 2015, at 8:30 AM ET

FUZHOU, China, March 10, 2015 – Pingtan Marine Enterprise Ltd. (Nasdaq: PME) (“Pingtan,” or the “Company”), a global fishing company based in the People’s Republic of China (PRC), today announced financial results for its fourth quarter and year-ended December 31, 2014.

2014 Financial Highlights (all results are compared to prior year ):

•	Revenue from continuing operations (the “fishing business”) increased 90.2% to $233.4 million from $122.7 million, largely as a result of an increase in sales volume and unit selling price.
•	Gross profit increased 62.7% to $77.6 million from $47.7 million due to business expansion. Gross margin was 33.2% compared to 38.9%, due to the increase in fuel cost, labor cost and fishing license and agent fee.
•	Net income from the fishing business increased 81.9% to $85.8 million, or $1.08 per ordinary share (basic and diluted), from $47.1 million, or $0.60 per ordinary share (basic and diluted).

Commenting on the results, Mr. Xinrong Zhuo, Chairman and CEO of the Company, commented, “We are very pleased with our robust 2014 financial and operating results, which were largely driven by our continuous efforts in further development: enhance our fleet to increase our fishing capacity, and expand our sales network to penetrate new markets. We have sold 76.4 million Kilogram of our 30 different species of fish and marine products to more than 5 provinces, covering 337 million people in mainland China (including Fujian, Guangdong, Shandong, Zhejiang, Liaoning and other areas). During Fiscal Year 2014, Pingtan continued to realize our goal of becoming a vertically integrated seafood product provider. Greater expansion took place due to our utilization of both operation and financial leverage strengths. Recently, we proudly announced the RMB400 million strategic investment made by China Agriculture Industry Development Fund, which is a strong long-term strategic partner. We expect to work with them to seek win-win ideas through additional capital, resource sharing and transparency.”

2014 Fleet Development

•	In September 2014, The Company expanded its fleet with 3 newly-built fishing trawlers, in addition to 126 vessels originally present. These three trawlers were initially ordered in October 2012 and each of them has annual fishing capacity of 2,000 tons at full operation.

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March 10, 2015

Pingtan currently owns 107 trawlers and 2 drifters and has exclusive operating license rights to 20 drifters. The Company is the second largest China based fishery company operating its vessels outside of China waters. These vessels are fully licensed to fish in Indonesian and Indian waters with an average remaining useful life of approximately 15 years. Among the 129 fishing vessels, 117 of these vessels are operating in the Arafura Sea in Indonesia, and the remaining 12 vessels are operating in the Bay of Bengal in India.

Currently Pingtan catches nearly 30 different species of fish including ribbon fish, Indian white shrimp, croaker fish, pomfret, Spanish mackerel, conger eel, squid and red snapper. All fish products caught by the Company are shipped and transported to cold storage warehouse facilities to nearby onshore fishing bases. The Company then arranges periodic chartered transportation to deliver the frozen fish to its nine cold storage warehouses located in one of China’s largest seafood trading centers, Mawei Seafood Market in Fujian Province.

Pingtan’s revenue break-down by PRC territories:

	For the Years Ended December 31,
	2014	2013	2012
Fujian province	44%	26%	27%
Guangdong province	34%	46%	55%
Shandong province	11%	4%	4%
Zhejiang province	5%	17%	11%
Liaoning province	1%	2%	2%
Other areas	5%	5%	1%
Total	100%	100%	100%

The Company encourages investors to review detailed information on each vessel (including age of vessel / tonnage capacity) and revenue breakdown from its catch available in its 2014 Annual Report on Form 10-K.

SIGNIFICANT EVENTS

The Company’s recent significant events are as follows:

•	January 13, 2015: The Company announced that it has declared a cash dividend of $0.01 per share of common stock outstanding. The dividend was payable in cash on or about February 18, 2015 to shareholders of record on January 15, 2015. This marks the second consecutive quarterly dividend paid by the Company, which it intends to continue paying on a quarterly basis.
•	February 10, 2015: The Company announced a RMB 400 million investment agreement with China Agriculture Industry Development Fund Co., Ltd. The investment goes to Pingtan’s wholly-owned subsidiary, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd, with a 8% equity interest of Pingtan Fishing in return. The investment raises Pingtan Fishing valuation up to approximately 5 billion RMB (US $813 million at current exchange rates). Due to the execution of this strategic Investment Agreement, Pingtan terminated its existing variable interest entity agreements, as permitted by the laws of the People’s Republic of China. This provides the shareholders of Pingtan Marine Enterprises with direct ownership of its subsidiaries rather than contractual ownership through the VIE structure.
•	February 17, 2015: The Company announced the closing of the previously announced RMB400 million (approximately US$65.0 million at current exchange rates) strategic investment by China Agriculture Industry Development Fund Co., Ltd. In the Company’s wholly-owned subsidiary, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd.

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2014 Selected Financial Highlights (A)

($ in millions, except per share data)	Three Months ended December 31		Year Ended December 31,
	2014	2013	2014	2013	2012(A)
Fishing Business (continuing operations)
Revenue	$56.5	$61.0	$233.4	$122.7	$67.5
Cost of Revenue	37.4	35.6	155.8	75.0	41.6
Gross Profit	19.1	25.4	77.6	47.7	25.9
Gross Profit Margin	33.8%	41.6%	33.2%	38.9%	38.4%
Net Income from Fishing Business	33.3	29.8	85.8	47.1	24.3
Basic and Diluted Weighted Average Shares	79.1	79.1	79.1	78.8	77.2
EPS (from continuing operations) (in $)	$0.42	$0.38	$1.08	$0.60	$0.32

Balance Sheet Highlights (A)

(in million U.S. dollar except for book value per share)	12/31/2014	12/31/2013

Cash and Cash Equivalents	$12.8	$8.2
Total Current Assets	105.9	30.7
Total Assets	249.0	170.1
Total Current Liabilities	61.1	50.8
Total Long-term Debt, net of current portion	38.6	54.5
Total Liabilities	99.7	105.3
Shareholders’ Equity	149.3	64.8
Total Liabilities and Shareholders’ Equity	249.0	170.1
Book Value Per Share (in $)	$1.89	$0.82

Consolidated Financial and Operating Review

Revenues

Revenues from the fishing business, sales of frozen fish and other marine catches for the three months ended December 31, 2014, decreased by 7.4% to $56.5 million from $61.0 million for the same period in 2013. The decrease was primarily due to delay in Spring Festival, which is the Company’s peak season. For 2013, Spring Festival was in January 2014, while for 2014, it was in February 2015.

For the year ended December 31, 2014, the Company’s revenue from its fishing business, sales of frozen fish and other marine catches increased by 90.2% to $233.4 million from $122.7 million in the year ended December 31, 2013. The increase was mainly due to increase in sales volume as a result of the addition of 66 fishing vessels into the Company’s operation in June and September 2013, most of which were operating at full capacity in the year ended December 31, 2014; and the addition of 20 new fishing vessels acquired from Hong Long in December 2013, which were put in the Company’s operation in the year ended December 31, 2014.

Gross Margin

The Company’s gross margin for fishing business was 33.8% for the three months ended December 31, 2014, compared to 41.6% in the prior year period. The decrease in gross profit is resulted from increment in fuel cost, labor cost and fishing license and agent fee.

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The Company’s gross margin for the fishing business was 33.2% in the fiscal year ended December 31, 2014 compare to 38.9% in that of 2013. The decrease was primarily due to an increase in fuel cost, labor cost and fishing license and agent fee from additional vessels.

Selling Expense

For the three months ended December 31, 2014, selling expense for the fishing business was $0.8 million, or 1.3% of revenue, compared to $0.9 million, or 1.5% of revenue, in the prior year period. The slightly decrease in selling expense is in accordance with mild drop in sales.

For the fiscal year ended December 31, 2014, total selling expense increased to $2.7 million from $1.6 million in the same period of 2013.

General & Administrative Expense

For the three months ended December 31, 2014, general and administrative expense for the fishing business was $2.1 million, or 3.8% of revenue, compared to $0.8 million, or 1.4% of revenue, in the prior year period. The increase is primarily due to allowance for doubtful debts of $1.2 million in December, 2014.

For the fiscal year ended December 31, 2014, total general and administrative expense increased to $4.5 million from $3.2 million in the same period of 2013.

Net Income

Net income from the fishing business for the three months ended December 31, 2014 was $33.3 million, or $0.42 per basic and diluted share, compared to $29.8 million, or $0.38 per basic and diluted share, in the same period of 2013. The increase was primarily due to all factors described above.

Net income from the fishing business in the year ended December 31, 2014 was $85.8 million, or $1.08 per basic and diluted share, increased $38.7 million, or 82.2% from $47.1 million, or $0.60 per basic and diluted share, in the same period of 2013. The increase was primarily due to the same reasons described above.

Conference Call Details

Pingtan also announced that it will discuss financial results in a conference call on Wednesday, March 11, 2015, at 8:30 AM ET.

The dial-in numbers are:

Live Participant Dial In (Toll Free):	877-407-0310

Live Participant Dial In (International):	201-493-6786

The conference call will also be webcast live.  To listen to the call, please go to the Investor Relations section of Pingtan’s website at www.ptmarine.com, or click on the following link: http://ptmarine.equisolvewebcast.com/q4-2014.

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About Pingtan Marine

Pingtan is a global fishing company, engaging in ocean fishing through its wholly-owned subsidiary, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing. Pingtan Fishing primarily engages in ocean fishing with many of its self-owned vessels operating within the Indian Exclusive Economic Zone and the Arafura Sea of Indonesia. Pingtan Fishing is a growing fishing company and provider of high quality seafood in the PRC.

Business Risks and Forward-Looking Statements

This press release may contain forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. In addition, please refer to the risk factors contained in Pingtan's SEC filings available at www.sec.gov, including Pingtan's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Definitive Proxy Statement. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Pingtan undertakes no obligation to update or revise any forward-looking statements for any reason.

CONTACT:

Roy Yu

Chief Financial Officer

Pingtan Marine Enterprise Ltd.

Tel: +86 591 87271753

ryu@ptmarine.net

INVESTOR RELATIONS:

The Equity Group Inc. Adam Prior, Senior Vice President (212) 836-9606 aprior@equityny.com	In China Katherine Yao, Associate 86 10 6587 6435 kyao@equityny.com

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PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(IN U.S. DOLLARS)

	For the three months ended December 31,
	2014	2013

Revenue	$56,517,834	$61,026,829

Cost of revenue	(37,452,094)	(35,603,682)

Gross Profit	19,065,740	25,423,147

Operating expenses:
Selling and marketing expenses	(758,398)	(887,544)
General and administrative expenses	(2,129,981)	(846,068)
Total operating expenses	(2,888,379)	(1,733,612)

Operating income	16,177,361	23,689,535

Other income (expenses)
Investment income	141	230
Interest income	2,756	3,389
Interest expenses	(1,726,985)	(1,177,896)
Subsidy income	18,853,497	7,133,781
Sundry income	-	123
Gain/(Loss) on foreign exchange, net	28,328	170,712

Income from continuing operations before income taxes	33,335,098	29,819,874

Income tax expense	-	-

Net income from continuing operations	$33,335,098	$29,819,874

NET INCOME FROM DISCONTINUED OPERATIONS, NET OF INCOME TAX	-	12,448,885

NET INCOME	33,335,098	42,268,759

COMPREHENSIVE INCOME:
NET INCOME	33,335,098	42,268,759

OTHER COMPREHENSIVE INCOME
Foreign currency translation (loss) gain	138,292	1,643,644
Unrealized change in fair value of available-for-sale investment

TOTAL COMPREHENSIVE INCOME	33,473,390	43,912,403

BASIC AND DILUTED EARNINGS PER SHARE
From continuing operations	0.42	0.38
From discontinued operations	0	0.16
Net income	0.42	0.54

WEIGHTED AVERAGE ORDINARY SHARES OUTSTANDING:
Basic and diluted	79,055,053	79,055,053

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PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(IN U.S. DOLLARS)

	For the Years Ended December 31,
	2014	2013		2012

REVENUE
Revenue	$233,427,011	$112,295,158		$53,673,848
Revenue - related party	-	10,372,611		13,787,620

Total Revenue	233,427,011	122,667,769		67,461,468

COST OF REVENUE
Cost of revenue	155,840,823	68,403,097		34,040,301
Cost of revenue - related party	-	6,580,193		7,530,171

Total Cost of Revenue	155,840,823	74,983,290		41,570,472

GROSS PROFIT	77,586,188	47,684,479		25,890,996

OPERATING EXPENSES:
Selling	2,673,213	1,618,278		647,850
General and administrative	4,537,351	3,191,637		463,501

Total Operating Expenses	7,210,564	4,809,915		1,111,351

INCOME FROM OPERATIONS	70,375,624	42,874,564		24,779,645

OTHER INCOME (EXPENSE):
Interest income	16,772	8,250		3,276
Interest expense	(4,815,670)	(3,301,696)		(2,876,253)
Foreign currency transaction (loss) gain	(258,248)	144,740		(5,113)
Grant income	20,094,039	7,338,273		2,363,575
Investment income	348,523	69,519		15,138
Other (expense) income	(335)	2,144		-

Total Other Income (Expense), net	15,385,081	4,261,230		(499,377)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	85,760,705	47,135,794		24,280,268

INCOME TAXES	-	-		-

NET INCOME FROM CONTINUING OPERATIONS	85,760,705	47,135,794	#	24,280,268

NET INCOME FROM DISCONTINUED OPERATIONS, NET OF INCOME TAX	-	51,910,662		84,494,428

NET INCOME	$85,760,705	$99,046,456		$108,774,696

COMPREHENSIVE INCOME:
NET INCOME	$85,760,705	$99,046,456		$108,774,696

OTHER COMPREHENSIVE INCOME
Foreign currency translation (loss) gain	(552,656)	8,195,045		4,113,599
Unrealized change in fair value of available-for-sale investment	-	-		(717)

TOTAL COMPREHENSIVE INCOME	$85,208,049	$107,241,501		$112,887,578

BASIC AND DILUTED EARNINGS PER SHARE
From continuing operations	$1.08	$0.60		$0.32
From discontinued operations	-	0.66		1.09
Net income	$1.08	$1.26		$1.41

WEIGHTED AVERAGE ORDINARY SHARES OUTSTANDING:
Basic and diluted	79,055,053	78,772,743		77,215,000

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PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN U.S. DOLLARS)

	December 31,
	2014	2013

ASSETS
CURRENT ASSETS:
Cash	$12,752,272	$8,156,599
Accounts receivable, net of allowance for doubtful accounts	49,999,712	9,133,130
Inventories	12,123,405	9,095,736
Prepaid expenses	32,913	4,309,574
Prepaid expenses - related parties	7,319,975	-
Deferred expenses - related parties	1,029,114	-
Other receivables	22,656,232	11,665

Total Current Assets	105,913,623	30,706,704

OTHER ASSETS:
Long-term investment	19,385,843	3,468,953
Prepayment for long-term assets	13,750,102	33,985,148
Property, plant and equipment, net	109,980,617	101,970,707

Total Other Assets	143,116,562	139,424,808

Total Assets	$249,030,185	$170,131,512

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,181,977	$2,184,964
Accounts payable - related parties	2,601,314	13,807,605
Advances from customers	164,724	297,034
Short-term bank loans	30,353,890	9,085,353
Long-term bank loans - current portion	18,868,616	20,252,077
Accrued liabilities and other payables	5,602,307	4,643,272
Due to related parties	2,373,352	-
Deferred grant income	-	520,045

Total Current Liabilities	61,146,180	50,790,350

OTHER LIABILITIES:
Long-term bank loans - non-current portion	38,625,071	54,499,727

Total Liabilities	99,771,251	105,290,077

SHAREHOLDERS' EQUITY:
Ordinary shares ($0.001 par value; 225,000,000 shares authorized; 79,055,053
shares issued and outstanding at December 31, 2014 and 2013)	79,055	79,055
Additional paid-in capital	117,525,377	117,525,377
Retained earnings (accumulated deficit)	21,315,710	(63,654,445)
Statutory reserve	6,412,892	6,412,892
Accumulated other comprehensive income	3,925,900	4,478,556

Total Shareholders' Equity	149,258,934	64,841,435

Total Liabilities and Shareholders' Equity	$249,030,185	$170,131,512

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PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN U.S. DOLLARS)

	For the Years Ended December 31,
	2014	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income from continuing operations	$85,760,705	$47,135,794	$24,280,268
Adjustments to reconcile net income from operations to net cash provided by operating activities:
Depreciation	6,017,886	2,394,692	2,677,418
Increase in allowance for doubtful accounts	1,173,223	-	-
Short-term investment income	-	-	(15,860)
Changes in operating assets and liabilities:
Accounts receivable	(42,134,612)	2,788,320	(10,562,176)
Accounts receivable - related parties	-	-	4,584,509
Notes receivable (banker's acceptances)	-	3,745,196	-
Other receivables	(156,606)	19,201	6,797,156
Prepaid expenses	4,213,938	(1,925,477)	(218,759)
Prepaid expenses - related parties	(7,314,375)	-	-
Deferred expenses - related parties	(1,028,327)	-	-
Inventories	(3,150,909)	(8,766,511)	2,397,340
Advances to suppliers	-	-	-
Accounts payable	(1,762,518)	2,081,172	(43,377)
Accounts payable - related parties	(8,604,461)	13,944,394	3,060,668
Advances from customers	(128,109)	292,802	(1,160,618)
Advances from customers - related parties	-	(13,026,770)	12,675,074
Accrued liabilities and other payables	1,019,221	3,583,989	777,587
Due to related parties	23,352	-	-

NET CASH PROVIDED BY OPERATING ACTIVITIES FROM CONTINUING OPERATIONS	33,928,408	52,266,802	45,249,230

CASH FLOWS FROM INVESTING ACTIVITIES:
Payment for long-term investment	-	-	(2,661,766)
Proceeds from disposition of short-term investment	-	-	808,052
Proceeds from government grants for fishing vessels construction	3,451,914	8,320,882	-
Payment for fishing vessels deposit	-	(1,901,220)	-
Prepayments made for acquisition of commercial retail space	(22,470,798)	-	-
Purchase of property, plant and equipment	(890,897)	(257,701,854)	(33,992,757)
Advance to related parties	-	(312,569)	(41,505,027)
Payments for long-term investment	(15,952,598)	-	-
Decrease in cash related to sale of subsidiary	-	(84,917,899)	-

NET CASH USED IN INVESTING ACTIVITIES FOR CONTINUING OPERATIONS	(35,862,379)	(336,512,660)	(77,351,498)

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PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(IN U.S. DOLLARS)

	For the Years Ended December 31,
	2014	2013	2012

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term bank loans	67,175,414	43,713,708	51,384,055
Repayments of short-term bank loans	(45,797,736)	(64,358,336)	(48,079,121)
Proceeds from long-term bank loans	3,743,977	55,811,568	26,617,656
Repayments of long-term bank loans	(19,957,026)	(7,584,023)	(1,845,808)
Advances from related parties	2,350,000	(777)	9,075,004
Payments made for dividend	(790,550)	-	-
Cash acquired in recapitalization	-	3,565,355	-

NET CASH PROVIDED BY FINANCING ACTIVITIES FROM CONTINUING OPERATIONS	6,724,079	31,147,495	37,151,786

CASH FLOWS FROM DISCONTINUED OPERATIONS:

NET CASH PROVIDED BY OPERATING ACTIVITIES FROM DISCONTINUED OPERATIONS	-	79,605,841	92,587,488

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES FROM DISCONTINUED OPERATIONS	-	7,099,979	(42,204,987)

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES FOR DISCONTINUED OPERATIONS	-	(407,030)	560,216

NET CASH PROVIDED BY DISCONTINUED OPERATIONS	-	86,298,790	50,942,717

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	(194,435)	3,032,812	1,726,785

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	4,595,673	(163,766,761)	57,719,020

CASH AND CASH EQUIVALENTS - beginning of year	8,156,599	171,923,360	114,204,340

CASH AND CASH EQUIVALENTS - end of year	$12,752,272	$8,156,599	$171,923,360

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid:
From continuing operations
Interest paid	$5,648,796	$4,060,069	$3,428,193
From discontinued operations
Income tax paid	$-	$17,278,643	$29,324,336

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Purchase of property and equipment pursuant to capital lease	$-	$26,435,403	$-
Purchase of property and equipment by setting off advance to related parties	$-	$55,064,953	$-
Deposit on setting up joint venture netted of accounts payable - related parties	$-	$6,090,302	$-
Acquisition of property and equipment by decreasing prepayment for long-term assets	$19,750,438	$-	$-
Property and equipment acquired on credit as payable	$790,459	$-	$-
Decrease in cost of property and equipment by proceeds from government grants	$3,451,914	$-	$-
Decrease in cost of property and equipment by recognition of deferred grant income	$512,469	$-	$-